Candel Therapeutics Appoints Dr. Francesca Barone as Chief Scientific Officer

NEEDHAM, Mass., February 3, 2022 (GLOBE NEWSWIRE) — Candel Therapeutics, Inc. (Nasdaq: CADL), a late clinical stage biopharmaceutical company developing novel oncolytic viral immunotherapies, today announced that Francesca Barone, M.D., Ph.D., has been named as the company’s Chief Scientific Officer.

Dr. Barone brings more than 20 years of experience in immunology, experimental medicine, and innovative drug development to help bring important new therapeutics to the clinic. Dr. Barone was previously Candel’s Vice President, Head of Research having joined the company in November 2020. Prior to Candel, Dr. Barone was Head of Experimental Medicine at Kintai Therapeutics and Senda Biosciences, two Flagship Pioneering companies. Before moving to industry, Dr. Barone was a Rheumatology Consultant and Associate Professor (Reader) at University of Birmingham. Dr. Barone obtained her M.D. at the University of Rome, Sapienza, and her Ph.D. in immunology at King’s College in London.

“Francesca’s extensive experience in immunology and experimental medicine have already proven extraordinarily valuable to the Candel team,” said Paul Peter Tak M.D., Ph.D., FMedSci, President and CEO of Candel. “As a fellow immunologist, we both share an abiding passion for leveraging the immune system to battle cancer. I look forward to her continued leadership as we advance Candel Therapeutics’ investigational immunotherapies in clinical development, supported by cutting-edge immunological research.”

“Having observed firsthand the fundamental immune activation that our clinical candidates elicit, I am optimistic about the potential of these investigational medicines,” said Dr. Barone. “I continue to be astonished by the oncolytic viral immunotherapy ability to induce specific and powerful immune responses against injected tumors and uninjected metastases. I look forward to my continued work with the entire Candel team to bring important new treatment options to patients with cancer.”

About Candel Therapeutics

Candel is a late clinical-stage biopharmaceutical company focused on helping patients fight cancer with oncolytic viral immunotherapies. Candel’s engineered viruses are designed to induce immunogenic cell death through direct viral-mediated cytotoxicity in cancer cells, thus releasing tumor neo-antigens while creating a pro-inflammatory microenvironment at the site of injection. Candel has established two oncolytic viral immunotherapy platforms based on novel, genetically modified adenovirus and herpes simplex virus (HSV) constructs, respectively. CAN-2409 is the lead product candidate from the adenovirus platform and CAN-3110 is the lead product candidate from the HSV platform. The enLIGHTEN™ Discovery Platform is based on Candel’s HSV technology.

For more information about Candel, visit www.candeltx.com.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, express or implied statements regarding the timing and advancement of development programs, include key data readout milestones; expectations regarding the therapeutic benefit of its programs; and expectations regarding cash runway and expenditures. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those risks and uncertainties related to the timing and advancement of development programs; expectations regarding the therapeutic benefit of the Company’s programs; the Company’s ability to efficiently discover and develop product candidates; the Company’s ability to obtain and maintain regulatory approval of product candidates; the Company’s ability to maintain its intellectual property; the implementation of the Company’s business model, and strategic plans for the Company’s business and product candidates, and other risks identified in the Company’s SEC filings, including the Company’s Registration Statement on Form S-1, the Company’s Quarterly Report on Form 10-Q filed on November 12, 2021, and subsequent filings with the SEC. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent the Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

Media Contact

Heidi Chokeir, PhD

Managing Director

Canale Communications

heidi.chokeir@canalecomm.com

619-203-5391

Investor Contact

Sylvia Wheeler

Principal

Wheelhouse Life Science Advisors

swheeler@wheelhouselsa.com